                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                         COLLECTION PERIOD: JANUARY 2000


DISTRIBUTION DATE:
------------------
           02/22/00


STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT

                                                                                                  Per $1,000 of Original
                                                                                                      Class A/Class B
                                                                                                          Amounts
                                                                                                  ----------------------
   (i)     Principal Distribution
           ----------------------
               Class A-1                                                                    $0.00         $0.000000
               Class A-2                                                           $38,158,041.83        $75.114256
               Class A-3                                                                    $0.00         $0.000000
               Class A-4                                                                    $0.00         $0.000000
               Class B Amount                                                               $0.00         $0.000000

  (ii)     Interest Distribution
           ---------------------
               Class A-1                                                                    $0.00         $0.000000
               Class A-2                                                              $871,795.17         $1.716132
               Class A-3                                                            $1,892,000.00         $4.300000
               Class A-4                                                            $1,051,830.00         $4.350000
               Class B Amount                                                         $382,415.48         $4.683333

 (iii)     Monthly Servicing Fee                                                      $802,903.36
           ---------------------
               Monthly Supplemental Servicing Fee                                           $0.00

  (iv)     Class A-1 Principal Balance (end of Collection Period)                           $0.00
           Class A-1 Pool Factor (end of Collection Period)                              0.000000%
           Class A-2 Principal Balance (end of Collection Period)                 $161,871,443.58
           Class A-2 Pool Factor (end of Collection Period)                             31.864457%
           Class A-3 Principal Balance (end of Collection Period)                 $440,000,000.00
           Class A-3 Pool Factor (end of Collection Period)                            100.000000%
           Class A-4 Principal Balance (end of Collection Period)                 $241,800,000.00
           Class A-4 Pool Factor (end of Collection Period)                            100.000000%
           Class B Principal Balance (end of Collection Period)                    $81,654,551.40
           Class B Pool Factor (end of Collection Period)                              100.000000%

   (v)     Pool Balance (end of Collection Period)                                $925,325,994.98

  (vi)     Interest Carryover Shortfall
           ----------------------------
               Class A-1                                                                    $0.00         $0.000000
               Class A-2                                                                    $0.00         $0.000000
               Class A-3                                                                    $0.00         $0.000000
               Class A-4                                                                    $0.00         $0.000000
               Class B                                                                      $0.00         $0.000000
           Principal Carryover Shortfall
           -----------------------------
               Class A-1                                                                    $0.00         $0.000000
               Class A-2                                                                    $0.00         $0.000000
               Class A-3                                                                    $0.00         $0.000000
               Class A-4                                                                    $0.00         $0.000000
               Class B                                                                      $0.00         $0.000000

 (vii)     Balance of the Reserve Fund Property (end of Collection Period)
               Class A Amount                                                      $57,100,909.30
               Class B Amount                                                               $0.00

(viii)      Aggregate Purchase Amount of Receivables repurchased
               by the Seller or the Servicer                                       $25,695,306.00